                               ASSET PURCHASE AGREEMENT

                                     BY AND AMONG

                     RECYCLING INDUSTRIES OF WINSTON-SALEM, INC.

                              RECYCLING INDUSTRIES, INC.

                               BRENNER COMPANIES, INC.

                                    FRANK BRENNER

                                   MICHAEL BRENNER

                                         AND

                   THE SHAREHOLDERS OF THE BRENNER COMPANIES, INC.


                                   DECEMBER 4, 1997

                                  TABLE OF CONTENTS

ARTICLE 1

         DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

         ARTICLE 2

         ACQUISITION OF SELLER ASSETS . . . . . . . . . . . . . . . . . .  -6-
         2.1     PURCHASE AND SALE OF THE SELLER ASSETS . . . . . . . . .  -6-
         2.2     EXCLUDED ASSETS. . . . . . . . . . . . . . . . . . . . .  -8-
         2.3     ASSUMED CONTRACTS. . . . . . . . . . . . . . . . . . . .  -8-
         2.4     ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . .  -8-
         2.5     DEFERRED COMPENSATION. . . . . . . . . . . . . . . . . .  -8-
         2.6     COLLECTION OF ACCOUNTS RECEIVABLE. . . . . . . . . . . .  -9-

ARTICLE 3

         PURCHASE PRICE AND CLOSING . . . . . . . . . . . . . . . . . . .  -9-
         3.1     PURCHASE PRICE FOR SELLER ASSETS . . . . . . . . . . . .  -9-
         3.2     ADJUSTMENT OF THE PURCHASE PRICE . . . . . . . . . . . . -10-
         3.3     ALLOCATION OF THE PURCHASE PRICE . . . . . . . . . . . . -11-
         3.4     CLOSING OF THE PURCHASE. . . . . . . . . . . . . . . . . -11-

ARTICLE 4

         REPRESENTATIONS OF SELLER AND THE SELLER OFFICERS. . . . . . . . -11-
         4.1     DUE ORGANIZATION AND QUALIFICATION . . . . . . . . . . . -11-
         4.2     TITLE TO PROPERTY. . . . . . . . . . . . . . . . . . . . -12-
         4.3     AUTHORITY OF SELLER; CONSENTS. . . . . . . . . . . . . . -12-
         4.4     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . -13-
         4.5     OWNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . -13-
         4.6     NO TAX LIENS; NO WAIVER. . . . . . . . . . . . . . . . . -13-
         4.7     COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . -14-
         4.8     PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . -14-
         4.9     LITIGATION . . . . . . . . . . . . . . . . . . . . . . . -14-
         4.10    PRODUCT WARRANTY . . . . . . . . . . . . . . . . . . . . -15-
         4.11    PRODUCT LIABILITY. . . . . . . . . . . . . . . . . . . . -15-
         4.13    NOTES AND ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . -15-
         4.14    TANGIBLE PROPERTY. . . . . . . . . . . . . . . . . . . . -16-
         4.15    INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . -16-


                                         (i)

         4.16    FABRICATED STEEL INVENTORY . . . . . . . . . . . . . . . -16-
         4.17    INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . -16-
         4.18    REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . -16-
         4.19    LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . -17-
         4.20    SUPPLIERS AND CUSTOMERS. . . . . . . . . . . . . . . . . -17-
         4.21    EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . -17-
         4.22    CURTAILMENT OF OPERATIONS. . . . . . . . . . . . . . . . -18-
         4.23    EMPLOYEE RELATIONS . . . . . . . . . . . . . . . . . . . -18-
         4.24    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . -18-
         4.25    POWERS OF ATTORNEY . . . . . . . . . . . . . . . . . . . -18-
         4.26    RELATIONSHIPS. . . . . . . . . . . . . . . . . . . . . . -19-
         4.27    BROKER'S OR FINDER'S FEES. . . . . . . . . . . . . . . . -19-
         4.28    EMPLOYEE TRANSITION. . . . . . . . . . . . . . . . . . . -19-
         4.29    ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . -19-
         4.32    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . -20-
         4.33    BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . -20-

ARTICLE 5

         REPRESENTATIONS OF RECYCLING . . . . . . . . . . . . . . . . . . -21-
         5.1     DUE INCORPORATION AND QUALIFICATION OF RII SUB . . . . . -21-
         5.2     DUE INCORPORATION AND QUALIFICATION OF THE PARENT. . . . -21-
         5.3     ARTICLES OF INCORPORATION AND BYLAWS . . . . . . . . . . -21-
         5.4     AUTHORITY OF RII SUB AND THE PARENT. . . . . . . . . . . -21-
         5.5     STOCK CONSIDERATION. . . . . . . . . . . . . . . . . . . -22-
         5.6     1934 ACT REGISTRATION. . . . . . . . . . . . . . . . . . -22-
         5.7     BROKER'S OR FINDER'S FEES. . . . . . . . . . . . . . . . -22-
         5.8     DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . -22-
         5.9     BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . -22-

ARTICLE 6

         REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . -23-
         6.1     BULK SALES COMPLIANCE. . . . . . . . . . . . . . . . . . -23-
         6.2     HART-SCOTT-RODINO ACT. . . . . . . . . . . . . . . . . . -23-
         6.3     THE WARN ACT . . . . . . . . . . . . . . . . . . . . . . -23-
         6.4     COBRA. . . . . . . . . . . . . . . . . . . . . . . . . . -23-
         6.5     OTHER. . . . . . . . . . . . . . . . . . . . . . . . . . -23-

ARTICLE 7

         ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . -24-
         7.1     ENVIRONMENTAL STUDIES. . . . . . . . . . . . . . . . . . -24-

                                         (ii)

         7.2     ON-SITE LIABILITIES. . . . . . . . . . . . . . . . . . . -24-
         7.3     OFF-SITE LIABILITIES . . . . . . . . . . . . . . . . . . -25-

ARTICLE 8

         COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING . . . . . . . . . -26-
         8.1     TITLE INSURANCE. . . . . . . . . . . . . . . . . . . . . -26-
         8.2     SURVEY.. . . . . . . . . . . . . . . . . . . . . . . . . -27-
         8.3     MATERIAL ASSUMED CONTRACTS . . . . . . . . . . . . . . . -27-
         8.4     POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . . -27-
         8.5     CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . -27-
         8.6     PRESERVATION OF BUSINESS . . . . . . . . . . . . . . . . -27-
         8.7     NOTICE OF EVENTS . . . . . . . . . . . . . . . . . . . . -27-
         8.8     EXAMINATIONS AND INVESTIGATIONS. . . . . . . . . . . . . -28-
         8.9     NO NEGOTIATION BY SELLER OR THE SELLER OFFICERS. . . . . -28-

ARTICLE 9

         CONDITIONS PRECEDENT TO THE OBLIGATION
         OF RECYCLING TO CLOSE. . . . . . . . . . . . . . . . . . . . . . -29-
         9.1     REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS . . . . -29-
         9.2     GOVERNMENTAL PERMITS AND APPROVALS . . . . . . . . . . . -29-
         9.3     THIRD PARTY CONSENTS . . . . . . . . . . . . . . . . . . -29-
         9.4     LITIGATION . . . . . . . . . . . . . . . . . . . . . . . -29-
         9.5     REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . -29-
         9.6     NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . -30-
         9.7     TRANSFER DOCUMENTS . . . . . . . . . . . . . . . . . . . -30-
         9.8     ACQUISITION OF UNITED METAL RECYCLERS. . . . . . . . . . -31-
         9.9     ENVIRONMENTAL ESCROW AGREEMENT . . . . . . . . . . . . . -31-
         9.11    POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . . -31-
         9.12    SATISFACTION WITH DUE DILIGENCE, FINANCIAL
                 PERFORMANCE AND APPROVAL . . . . . . . . . . . . . . . . -31-
         9.13    SUBSCRIPTION AGREEMENT . . . . . . . . . . . . . . . . . -31-
         9.15    LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . -31-
         9.16    BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . -31-
         9.17    RESOLUTIONS. . . . . . . . . . . . . . . . . . . . . . . -31-
         9.18    CERTIFICATES, ETC. OF SELLER OFFICERS AND SELLER . . . . -31-
         9.19    PAYMENT OF SALES OR USE TAXES BY SELLER. . . . . . . . . -32-
         9.20    PAYMENT OF ACCOUNTS PAYABLE. . . . . . . . . . . . . . . -32-
         9.21    APPROVAL OF COUNSEL TO RECYCLING . . . . . . . . . . . . -32-

ARTICLE 10

                                        (iii)

         CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER AND THE
         SELLER OFFICERS TO CLOSE . . . . . . . . . . . . . . . . . . . . -32-
         10.1    REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS . . . . -32-
         10.2    ACQUISITION OF UNITED METAL RECYCLERS. . . . . . . . . . -32-
         10.4    THIRD PARTY CONSENTS . . . . . . . . . . . . . . . . . . -32-
         10.5    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . -33-
         10.6    NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . -33-
         10.7    RESOLUTIONS. . . . . . . . . . . . . . . . . . . . . . . -33-
         10.8    DESIGNATIONS OF STOCK CONSIDERATION. . . . . . . . . . . -33-
         10.9    LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . -33-
         10.10   THE PURCHASE PRICE . . . . . . . . . . . . . . . . . . . -33-
         10.12   APPROVAL OF COUNSEL TO SELLER AND THE SELLER OWNERS. . . -33-

ARTICLE 11

         ACTIONS TO BE TAKEN AT THE CLOSING . . . . . . . . . . . . . . . -34-
         11.1    TRANSFER DOCUMENTS . . . . . . . . . . . . . . . . . . . -34-
         11.2    THE PURCHASE PRICE . . . . . . . . . . . . . . . . . . . -34-
         11.3    SUBSCRIPTION AGREEMENT . . . . . . . . . . . . . . . . . -34-
         11.4    NON-COMPETITION AGREEMENTS . . . . . . . . . . . . . . . -34-
         11.6    GENERAL WARRANTY DEED. . . . . . . . . . . . . . . . . . -34-
         11.8    CLOSING CERTIFICATE OF SELLER. . . . . . . . . . . . . . -34-
         11.9    CLOSING CERTIFICATE OF THE SELLER OFFICERS . . . . . . . -34-
         11.11   CERTIFICATE REGARDING RESOLUTIONS OF SELLER. . . . . . . -35-
         11.12   CERTIFICATE REGARDING RESOLUTIONS OF RII SUB AND PARENT. -35-
         11.13   LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . -35-
         11.14   REAL PROPERTY CLOSING. . . . . . . . . . . . . . . . . . -35-
         11.15   TITLES TO VEHICLES, MACHINERY AND EQUIPMENT. . . . . . . -35-

ARTICLE 12

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. . . -36-
         12.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . -36-
         12.2    INDEMNITY AGREEMENTS OF SELLER AND THE SELLER OWNERS . . -36-
         12.3    INDEMNITY AGREEMENT OF RII SUB AND THE PARENT. . . . . . -37-
         12.4    INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS . . . . -38-
         12.6    GOOD FAITH EFFORTS TO SETTLE DISPUTES. . . . . . . . . . -39-
         12.7    FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . -39-
         12.8    LITIGATION SUPPORT . . . . . . . . . . . . . . . . . . . -40-


                                         (iv)

ARTICLE 13

         TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . -40-
         13.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . -40-
         13.2    SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . -41-

ARTICLE 14

         CERTAIN ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . -41-
         14.1    PUBLIC STATEMENTS; CONFIDENTIALITY OF INFORMATION. . . . -41-
         14.2    REASSIGNMENT OF SELLER RECEIVABLES . . . . . . . . . . . -42-
         14.3    TERMINATION OF PENSION PLAN. . . . . . . . . . . . . . . -42-
         14.4    CONTINUATION OF MEDICAL BENEFITS . . . . . . . . . . . . -42-
         14.6    WAIVERS AND CONSENTS . . . . . . . . . . . . . . . . . . -43-
         14.7    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . -43-
         14.8    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . -44-
         14.9    RETENTION OF/ACCESS TO BUSINESS RECORDS. . . . . . . . . -44-
         14.10   AUDIT BY RII SUB AND PARENT. . . . . . . . . . . . . . . -44-
         14.11   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . -45-
         14.12   CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . -45-
         14.13   RIGHTS OF THIRD PARTIES. . . . . . . . . . . . . . . . . -45-
         14.14   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . -45-
         14.15   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . -45-
         14.16   SUBMISSION TO JURISDICTION; WAIVERS. . . . . . . . . . . -46-
         14.17   PARTIES IN INTEREST. . . . . . . . . . . . . . . . . . . -46-
         14.18   COUNTERPARTS AND FACSIMILE SIGNATURES. . . . . . . . . . -46-
         14.19   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . -46-
         14.20   CORPORATE AUTHORITY. . . . . . . . . . . . . . . . . . . -46-

LIST OF EXHIBITS
           . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . -49-
         LIST OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . -50-


                                         (v)

                               ASSET PURCHASE AGREEMENT


    THIS AGREEMENT is made as of the 4th day of December, 1997, by and among Recycling Industries of Winston-Salem, Inc., a Colorado corporation ("RII Sub"), RECYCLING INDUSTRIES, INC., a Colorado corporation ("Parent"), BRENNER COMPANIES, INC., a North Carolina corporation ("Seller"), Frank Brenner, and an individual owner of Seller ("FB"), Michael Brenner, and an individual owner of Seller ("MB") and the Seller Owners, as defined herein. Throughout this Agreement, RII Sub and the Parent may be collectively referred to as "Recycling;" and FB and MB may be collectively referred to as the "Seller Officers." There are numerous other defined terms which are capitalized in this Agreement, all of which are defined in the substantive provisions of this Agreement or in Article 1, below.

                                     WITNESSETH:

    WHEREAS, RII Sub is a wholly-owned subsidiary of the Parent;

    WHEREAS, RII Sub desires to acquire certain assets of Seller consisting of substantially all of the tangible and intangible assets used in the ferrous and non-ferrous metals recycling business and steel fabrication business conducted by Seller at its facility located in Winston-Salem, North Carolina, and those certain administrative office and other assets, as hereinafter identified, used in connection with the operation of Seller's facility (collectively the "Seller Assets");

    WHEREAS, Seller desires to sell the Seller Assets;

    WHEREAS, the Parent has a vested interest in the transactions referred to herein and is a party to this Agreement, amongst other things, in order to tender the Stock Consideration referred to herein; and

    WHEREAS, the Seller Officers and the Seller Owners, as defined below, have a vested interest in the transactions referred to herein and are parties to this Agreement in order to make certain representations and warranties and to accept certain obligations set forth herein.

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

    Unless otherwise defined in the substantive provisions of this Agreement, the following terms will have the meanings ascribed to them in this Article 1.

    1.1 "Acquisition" means the acquisition of the Seller Assets from Seller.

    1.2 "Assumed Contracts" means those contracts, leases and other agreements to which Seller is a party or beneficiary or which otherwise affect the Business, including, but not limited to, open orders to purchase raw materials or services in accordance with the Business' normal operating procedures, leases of real or personal property relating to the Business, all purchase orders, back orders, open orders or contracts from customers, including the backlog and parts manufactured for or assigned to Seller.

    1.3 "Business" means the metals recycling and steel fabrication business and business operations as conducted by Seller on October 8, 1997, and subsequent thereto, as a going concern.

    1.4    "Closing" has the meaning set forth in Section 3.4, below.

    1.5    "Closing Date" has the meaning set forth in Section 3.4, below.

    1.6 "Closing Documents" means the other agreements, documents of title, certificates, opinions and other documents required to be executed and delivered under this Agreement as provided in Article 11, hereof.

    1.7 "Closing Notification" has the meaning set forth in Section 3.4, below.

    1.8 "Current Assets" means current assets as defined by GAAP, net of any reserves, excluding cash and cash equivalents, marketable securities, Fabrication Receivables and Fabrication Retainage.

    1.9 "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan; or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

    1.10   "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

    1.11   "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

    1.12 "Environmental Law or Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA") and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended.

    1.13 "Environmental Liabilities" means any and all liabilities for the violation of, or remediation under, any Environmental Laws.

    1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.15 "Fabricated Steel Inventory" means new steel stock, serial drops (comprised of unused material from work-in-process), supplies, manufactured, fabricated and purchased parts, work in process, finished steel and finished fabricated work used and fabricated by Seller as part of its steel fabrication business. Fabrication Inventory will not include material on construction job sites.

    1.16 "Fabrication Receivables" means any receivables of any nature, including accounts and notes receivable generated from the metals fabrication business conducted by Seller.

    1.17 "Fabrication Retainage" means the amount withheld by Seller's customers pursuant to contract for the fabrication of steel products until completion of the construction project to which the contract relates.

    1.18 "GAAP" means generally accepted accounting principles consistently applied in the United States.

    1.19 "Hazardous Materials" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law, (b) which is or becomes defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority under any Environmental Law, (d) the presence of which causes or threatens to cause a nuisance or trespass upon real property or to adjacent properties or poses or threatens to pose a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products.

    1.20 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Sections 18a.

    1.21   "Intellectual Property" has the meaning set forth in Section 2.1(e).

    1.22   "Inventory Date" has the meaning set forth in Section 3.2.

    1.23   "IRC" means the Internal Revenue Code of 1986, as amended.

    1.24 "Knowledge" with respect to corporations means knowledge of the executive officers and directors of the corporation, PROVIDED, HOWEVER, the knowledge of a particular party shall not be imputed to any other individual party.

    1.25 "Lender" means Recycling's primary lender or equity participant relating to the Transaction.

    1.26 "Liability or Liabilities" means direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, asserted or unasserted, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise which affects or could affect the Seller Assets or the Business, including any liability for Taxes.

    1.27 "Market Price" when referring to the Parent Common Stock, means the closing price for the Parent Common Stock if it is listed on a national securities exchange or the Nasdaq National Market System or the average of the last reported bid and asked price for the Parent Common Stock as reported on the Nasdaq SmallCap System.

    1.28    "Material Assumed Contracts" means all Assumed Contracts other than
(a) contracts which do not require payment by Seller of $20,000 or more per year and which otherwise are not material to the Business, (b) contracts in the Ordinary Course of Business which do not require expenditures by Seller of $20,000 or more per year, and (c) contracts terminable upon notice of 60 days or less and which do not require expenditures by Seller of $20,000 or more per year. The Material Assumed Contracts are listed on Schedule 1.28.

    1.29 "Ordinary Course of Business" or "Ordinary Course" means the ordinary course of business consistent with past custom and practice of Seller (including with respect to quantity and frequency).

    1.30 "Owned Facilities" means the real property and associated fixtures owned by Seller as specifically described on Schedule 2.1(a).

    1.31 "Parent Common Stock" means the common stock, $.001 par value per share, of Recycling Industries, Inc., a Colorado corporation.

    1.32 "Parent Series F Preferred" means the 6 1/2% Redeemable Convertible Preferred Stock of Parent described in the Designation of Series F 6 1/2% Redeemable Convertible Preferred Stock attached hereto as EXHIBIT A.

    1.33 "Parent Series G Preferred" means the 6 1/2% Redeemable Convertible Preferred Stock of Parent described in the Designation of Series G 6 1/2% Redeemable Convertible Preferred Stock attached hereto as EXHIBIT B.

    1.34   "Pension Plan" means the Brenner Companies, Inc. Retirement Plan.

    1.35 "Permits" means all licenses, permits, orders and approvals of any federal, state or local governmental or regulatory bodies that are material to or necessary for the conduct of the Business.

    1.36 "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, agency, other entity or groups of entities, or governmental body.

    1.37 "Prepared Inventory" means all ferrous and non-ferrous inventory that has been processed or at the time of purchase was in a form that historically was deemed saleable without processing by Seller and as of the Closing Date is ready for shipment to Seller's customers.

    1.38 "Scrap Receivables" mean any receivables of any nature, including accounts and notes receivable generated from the metals recycling business conducted by Seller.

    1.39 "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, claim, or other lien, other than: (a) mechanic's, materialman's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    1.40 "Seller Financial Statements" has the meaning set forth in Section 4.4(b), below.

    1.41   "Seller Owners" means the individuals and entities listed on
Schedule 4.5, including, if not listed, the Seller Officers.

    1.42   "Seller Payables" has the meaning set forth in Section 9.20, below.

    1.43 "Seller Receivables" has the meaning set forth in Section 2.1(b), below.

    1.44 "Supply Inventory" means all of the parts, equipment, fuel, lubricants, office supplies or other items consumed by or used in the operations of the Business or the repair and maintenance of the Seller's vehicles, machinery and equipment.

    1.45 "Tangible Property" shall include the property described in Sections 2.1(a), 2.1(d), 2.1(h), and 2.1(i), below.

    1.46 "Tax" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, net worth, self-employment, Medicaid, or other tax, including any interest, penalty or addition thereto, whether disputed or not.

    1.47 "Transaction" means the transactions contemplated by this Agreement and the Closing Documents.

    1.48 "Unprepared Inventory" means: (i) all scrap ferrous metal comprised of materials such as obsolete, discarded or abandoned machinery, appliances, equipment, automobiles, metal manufacturing scrap, casting and fabricating scrap materials or other consumer and industrial ferrous goods or by-products to be processed by shearing, torching, baling or otherwise rendered suitable by Seller for its customers' consumption; and (ii) scrap non-ferrous metal comprised of various non-magnetic alloys or co-mingled ferrous and non-ferrous which traditionally would be processed by Seller before shipment. Unprepared Inventory does not include any non-saleable ferrous or non-ferrous materials resulting from Seller's operations or contained within dirt or other non-processable medium within the Owned Facilities.

    1.49   "1934 Act" means the Securities Exchange Act of 1934, as amended.

                                      ARTICLE 2

                             ACQUISITION OF SELLER ASSETS

    2.1 PURCHASE AND SALE OF THE SELLER ASSETS. At the Closing and subject to the terms and conditions stated herein, Seller agrees to sell, assign, convey and transfer to RII Sub, and RII Sub agrees to purchase from Seller, the Seller Assets together with all of the properties, rights and goodwill associated therewith of every kind and description, tangible and intangible, personal or mixed, as hereinafter more particularly described, with the exception of the Excluded Assets, as defined in Section 2.2. Without limitation, the Seller Assets shall include all of the items enumerated in subparagraphs (a) through
(n) below (with the exception of the Excluded Assets):

           (a) The Owned Facilities, including all buildings situated thereon and all real property leasehold improvements and all rights in easements, driveways and signs, as legally described on Schedule 2.1(a).

           (b) All receivables of any nature, including accounts and notes receivable, but excluding any Scrap Receivables that have been outstanding for more than 60 days as of the Closing Date, any Fabrication Receivables and any Fabrication Retainage (the "Seller Receivables");

           (c)     All Unprepared Inventory, Processed Inventory and Supply
Inventory;

           (d) All vehicles, machinery and equipment, tools, furniture, leasehold improvements, fixtures, vehicles, dies, jigs, and supplies, or any related capitalized items and other tangible property owned by Seller located at the Owned Facilities and/or (y) used by the Business as of the date of this Agreement, whether at the Owned Facilities, over the road or at any other location, all as described on Schedule 2.1(d), provided that dies, jigs, supplies, tools and spare parts are included in the Seller Assets whether or not listed on Schedule 2.1(d).

           (e) Schedule 2.1(e) sets forth all of the intellectual property, proprietary and business information of Seller relating to the Business, including, all of Seller's right, title and interest in and to (collectively the "Intellectual Property"):

              (1) the exclusive use of the name "Brenner Iron & Metal," "Brenner Steel," and any variations thereof;

              (2) all transferrable Permits and telephone and facsimile numbers used by Seller to the extent the same are transferrable by Seller;

              (3) the exclusive right to all inventions, discoveries, trade secrets, designs, prototypes, formulas and know-how relating to the Business;

           (f) All patents (whether issued or pending), copyrights, trademarks and tradenames;

           (g) All business, financial and tax records relating to the Business, including all sales data, pricing and cost information, customer and supplier lists, credit records, sales literature and business and marketing plans relating to the Business.

           (h) All computer documentation, computer files, computer disks, computer tapes and all information stored on computer media (whether written, optical, or magnetic) used in connection with the operation of the Business and stored at the Owned Facilities or used at the Seller Offices in connection with the operation of the Business.

           (i) All accounting and other computer software relating to the Business owned by Seller, including information interfaced with those systems, as maintained by Seller at the Owned Facilities or the Seller Offices, all of which are listed on Schedule 2.1(i); provided, however, that Seller shall not make any warranties with respect to any software.

           (j) All rights to customer and supplier lists, signs, advertising, catalogues and brochures relating to the Business.

           (k) All goodwill and other general intangibles related to the Seller Assets.

           (l) All claims, deposits, prepayments, refunds, rights of Seller under the Assumed Contracts, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment related to the Seller Assets or the Business, except for any income or employment tax refunds.

           (m) All other assets of any nature useful and/or beneficial to the Business and located at the Owned Facilities whether owned or leased by Seller unless specifically described in Section 2.2 or on Schedule 2.2 as an Excluded Asset.

    Seller's sale, conveyance, assignment and transfer of the Seller Assets shall be free and clear of all Security Interests, encumbrances, liabilities or other obligations, except for those that have been insured over in the title insurance policy to be delivered pursuant to Section 8.1.

    2.2 EXCLUDED ASSETS. On the Closing Date, RII Sub shall not purchase the Seller's interest in United Metal Recyclers or the other assets of Seller on the Closing Date as set forth on Schedule 2.2 (the "Excluded Assets").

    2.3 ASSUMED CONTRACTS. RII Sub shall assume the obligations of Seller under the Assumed Contracts.

    2.4    ASSUMPTION OF LIABILITIES.   Other than as provided in Sections 2.3,
2.5, 7.2 and 7.3, RII Sub shall not assume any Liabilities or Environmental Liabilities of Seller arising on or before the Closing or with respect to any action, event or occurrence of any party on or prior to the Closing, provided, however, that ad-valorem taxes on the Seller Assets not yet due and payable shall be pro-rated at Closing based on the preceding year's actual ad-valorem taxes paid and RII Sub shall assume its pro-rata share of such taxes.

    2.5 DEFERRED COMPENSATION. RII Sub shall assume the deferred compensation liabilities of Seller to Ann Brenner and Abraham Brenner or his assignee in an aggregate amount not to exceed $1,090,000 pursuant to the written agreements attached as Schedule 2.5.

    2.6    COLLECTION OF ACCOUNTS RECEIVABLE.

           (a) If Seller receives payment on any of the Seller Receivables included in the Seller Assets, Seller shall forthwith forward the same to RII Sub. RII Sub shall have the right, during the normal business hours of Seller, to review records of Seller solely to determine compliance with the provisions of Section 2.6(a).

           (b) If RII Sub receives payment on any Fabrication Receivables or any Fabrication Retainage, RII Sub shall forthwith forward the same to Seller. Seller shall have the right, during the normal business hours of RII Sub, to review records of RII Sub solely to determine compliance with the provisions of this Section 2.6(b).

           (c) The provisions of this Section 2.6 shall survive the Closing.

                                      ARTICLE 3

                              PURCHASE PRICE AND CLOSING

    3.1    PURCHASE PRICE FOR SELLER ASSETS.

           (a) At Closing, RII Sub shall pay the total amount of $28,090,000, inclusive of the assumption of the deferred compensation liability of Seller assumed pursuant to Section 2.5 and subject to the adjustments, as determined in accordance with Section 3.2 below (the "Purchase Price") to Seller for the purchase of the Seller Assets. The Purchase Price shall be payable as follows:

              (1) $20,000,000, as adjusted in accordance with Section 3.2 below, in immediately available funds (the "Cash Consideration"), of which $100,000 shall be allocated and paid to Michael Brenner in exchange for his Non-Competition Agreement described in Section 11.4;

              (2) $1,090,000, through the assumption of the deferred compensation liability as provided in Section 2.5;

              (3) $3,500,000 of Parent Series F Preferred delivered at Closing pursuant to the terms of a customary subscription agreement (the "Subscription Agreement") containing mandatory registration rights for the Parent Common Stock issuable upon conversion of the Parent Series F Preferred. The form of Subscription Agreement is attached hereto as Exhibit C.

              (4) $3,500,000 of Parent Series G Preferred delivered at Closing pursuant to the terms of the Subscription Agreement containing mandatory registration rights for the Parent Common Stock issuable upon conversion of the Parent Series G Preferred.

    Collectively, the Parent Series F Preferred and the Parent Series G Preferred is referred to as the "Stock Consideration."

    3.2    ADJUSTMENT OF THE PURCHASE PRICE.

           (a) At Closing, the aggregate value of the Current Assets included in the Seller Assets shall not be less than $10,000,000 as shown on a preliminary balance sheet ("Preliminary Closing Balance Sheet") dated as of the Closing Date and prepared by Seller on a basis consistent with the Seller Financial Statements, except that Inventory shall be valued as provided in Sections 3.2(b),(c) and (d) below and various accruals are to be estimated. To the extent the value of the Current Assets on the Preliminary Closing Balance Sheet exceeds or is less than $10,000,000, the Purchase Price shall be adjusted accordingly and the cash portion of the Purchase Price shall be increased or decreased, as appropriate, to reflect the adjustment. For purposes of this adjustment, inventory shall be valued based upon a physical inventory taken by Seller and observed by Recycling and its representatives on a date not more than fifteen business days preceding the Closing (the "Inventory Date"). The physical quantities of inventory observed on the Inventory Date shall be valued as follows:

           (b)     Unprepared Inventory shall be valued as provided in Schedule
    3.2.

           (c)     Prepared Inventory shall be valued as provided in Schedule
    3.2.

           (d)     Fabricated Steel Inventory shall be valued as provided in
    Schedule 3.2.

           (e) Within 30 days after the Closing Date, Recycling and Seller shall mutually prepare a substitute closing balance sheet for the Preliminary Closing Balance Sheet, prepared on a basis consistent with the Seller Financial Statements, except for Inventory which shall be valued as provided in Sections 3.2(b), (c) and (d) above, and except that accruals which are estimated on the Preliminary Closing Balance Sheet shall be determined based on actual experience to the extent practicable. Such substitute balance sheet (the "Final Closing Balance Sheet") shall reflect any and all adjustments that should properly have been reflected in the Preliminary Closing Balance Sheet. The Current Assets as shown on the Final Closing Balance Sheet shall be determinative for the purpose of applying Section 3.2(a). If the payment to Seller at Closing (based on the Preliminary Closing Balance Sheet) shall be greater than the payment to which Seller is entitled under the Final Closing Balance Sheet, Seller shall refund to RII Sub the amount of the overpayment, in immediately available funds, within 5 business days following demand therefor. If such payment to Seller at Closing shall be less than the payment to which Seller is entitled under the Final Closing Balance Sheet, RII Sub shall pay to Seller the amount of the underpayment, in immediately available funds, within 5 business days following demand therefor.

           (f) In addition to any adjustment resulting from the preparation of the Final Closing Balance Sheet, after Closing the value of the Seller Receivables included in Current Assets at Closing will be adjusted to reflect Ordinary Course adjustments for shortages, weight variations, quality and quantity. Any increase in the value of the Seller Receivables as a result of the foregoing adjustments shall be paid to Seller by the RII Sub in immediately available funds. Any decrease in the in the value of the Seller Receivables as a result of the foregoing adjustments shall be paid to the RII Sub by Seller in immediately available funds. Any payments required pursuant to this Section 3.2(f) shall be paid within five days of the determination of the adjustment amount.

    3.3    ALLOCATION OF THE PURCHASE PRICE.

           (a) The Purchase Price shall be allocated among the Seller Assets as set forth on Schedule 3.3.

           (b) The parties agree that they will not take any tax or other position inconsistent with any allocation of the Purchase Price set forth on
Schedule 3.3. RII Sub shall provide to Seller a Treasury Form 8594 within 45 days following the Closing Date.

           (c) RII Sub and Seller each covenant with the other that it will promptly give written notice to the other of any inquiry or challenge of such allocation by any federal, state or local tax authority.

    3.4 CLOSING OF THE PURCHASE. The closing of the Transaction (the "Closing") shall take place at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Third Floor, Denver, Colorado, or at such other place as selected by the Lender, in its sole and absolute discretion, on the date and at the time set forth in the Closing Notification, given by RII Sub in accordance with this section (the "Closing Date"). The Closing Date shall be no later than December 5, 1997.

                                      ARTICLE 4

                  REPRESENTATIONS OF SELLER AND THE SELLER OFFICERS

    As an inducement to Recycling to enter into this Agreement and to complete the Transaction, and with the knowledge that Recycling will rely thereon, Seller and the Seller Officers, jointly and severally, represent and warrant to Recycling that all of the representations and warranties in this Article 4 are true, correct and complete as of the date of this Agreement.

    4.1 DUE ORGANIZATION AND QUALIFICATION. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of North Carolina, and has the corporate power and lawful authority to carry on its business as now being conducted.

           (b) Seller is duly qualified or otherwise authorized to transact business in each jurisdiction, listed in Schedule 4.1(b), in which the nature of the business conducted or the character or location of the properties owned makes such qualification necessary.

    4.2 TITLE TO PROPERTY. Seller has good, valid and marketable title to all real and personal property included in the Seller Assets (tangible and intangible), in each case subject to no Security Interest, option, right of first refusal, or other restriction of any kind or character, other than those exceptions acceptable to RII Sub in its reasonable discretion and included as an exception to the title policy to be delivered pursuant to Section 8.1.

    4.3 AUTHORITY OF SELLER; CONSENTS. (a) Seller has full power and authority to execute and deliver this Agreement and the Closing Documents and to carry out the Transaction and Seller has taken all requisite corporate, partnership, or other action to authorize the execution, delivery and performance of the Closing Documents.

           (b) This Agreement and the Closing Documents are valid and binding agreements of Seller enforceable in accordance with their terms.

           (c) Except for compliance with the HSR Act and any necessary consents to the Material Assumed Contracts, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is required to enable Seller to enter into and perform its obligations under this Agreement and the Closing Documents, and neither the execution and delivery of this Agreement and the Closing Documents nor the consummation of the Transaction by Seller will:

              (1) Be in violation of its respective Articles of Incorporation, Bylaws or any other organizational document, or constitute a breach of any evidence of indebtedness or agreement to which it is a party;

              (2) Cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of the Seller Assets is subject or under any contract to which it is a party, or permit the termination of any such contract by another person;

              (3) Result in the creation or imposition of any Security Interest upon any of the Seller Assets under any agreement or commitment to which it or the Seller Assets are bound;

              (4) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality;

              (5) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation related to the Seller Assets; or

              (6) Violate or cause any revocation of, or limitation on, any Permit.

    4.4    FINANCIAL STATEMENTS.

    (a) Seller has furnished, or will furnish, to Recycling the following financial information, Schedules, and other disclosures:

              (1) Audited financial statements for Seller for its fiscal years ended December 31, 1994, 1995 and 1996, each prepared in accordance with GAAP (collectively the "Audited Financial Statements"). RII Sub and Parent acknowledge receipt of the Audited Financial Statements prior to the execution of this Agreement.

              (2) Unaudited financial statements prepared for the period from January 1, 1997 through September 30, 1997 and within 20 business days after each month ending following the date of this Agreement, unaudited financial statements prepared in the same manner which they are currently prepared (collectively the "Unaudited Financial Statements").

              (3) Copies of Seller's tax returns for its tax years ended in 1993, 1994, 1995 and 1996.

           (b) The Audited Financial Statements have been prepared in accordance with GAAP and the Unaudited Financial Statements will be or have been prepared in the same manner which they are currently prepared and present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods; PROVIDED, HOWEVER, that the Unaudited Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to as the "Seller Financial Statements."

           (c) Since December 31, 1996, there has been (1) no material adverse change in the assets or liabilities, or in the business or financial condition or in the results of operations of the Business, whether as a result of any legislative or regulatory change, revocation of any Permits, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise; and (2) no change in the assets or liabilities, or in the Business or condition, financial or otherwise, or in the results of operations, or any loss of customers or prospects of Seller, except in the Ordinary Course which have not, in the aggregate or individually, had a material adverse effect on the Business.

    4.5 OWNERSHIP. Schedule 4.5 lists all of the owners of the voting securities of Seller. This Agreement constitutes the valid and legally binding obligation of each Seller Owner, enforceable in accordance with its terms and conditions.

    4.6    NO TAX LIENS; NO WAIVER.

           (a) None of the Seller Assets are subject to any lien in favor of the United States pursuant to the IRC for nonpayment of federal taxes, or any lien in favor of any state under any comparable provision of state law, under which transferee liability might be imposed upon RII Sub as purchaser under the IRC or any comparable provision of state or local law, except for ad-valorem taxes which are not yet due and payable.

           (b) Seller has not waived any statute of limitations with respect to the assertion of any liability under any federal, state, or local tax law.

           (c) Except as provided on Schedule 4.6(c), Seller is not in default under, nor has it failed to pay, any Tax liability to any federal, state, or local authority, and no audit or other review by any such authority is pending, or, to the Knowledge of Seller and the Seller Officers, contemplated.


    4.7    COMPLIANCE WITH LAWS.  Except as set forth on Schedule 4.7:

           (a) Neither Seller nor any of the Seller Officers is in violation or has violated any applicable order, judgment, injunction, award or decree relating to the Seller Assets. To the Knowledge of Seller and the Seller Officers, except as disclosed on Schedule 4.29 or otherwise disclosed in the Environmental Studies, neither Seller nor the Seller Officers has violated or is in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Seller Assets.

           (b) Without limiting the generality of the foregoing (1) the buildings included in the Owned Facilities do not encroach on the property of others, (2) except as otherwise disclosed on Schedule 4.29 or in the Environmental Studies or other documents provided to Recycling's agent, W.Z. Baumgartner and Associates ("Baumgartner"), there is not pending or threatened any notification of any governmental authority that Seller is not in compliance with applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations, and Environmental Laws, and neither Seller nor any Seller Officer has Knowledge of any basis therefor, and (3) except as disclosed on Schedule 4.29, neither Seller nor any Seller Officer has received any such notification of past violations of such laws or regulations which have not been resolved.

    4.8 PERMITS. Schedule 4.8 lists all Permits required by any governmental entity related to the Business or operations of Seller. Except as described on Schedule 4.8 or in the Environmental Studies delivered pursuant to
Section 7.1, Seller validly holds all Permits and all Permits are in full force and effect and no proceeding to revoke or limit any of such Permits is pending or, to the Knowledge of Seller or any Seller Officer, threatened.

    4.9 LITIGATION. Except as set forth on Schedule 4.9, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller Assets or the Business. There are no actions, suits or claims against Seller or any Seller Officer, or, to the Knowledge of Seller or any Seller Officer, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the Knowledge of Seller or any Seller Officer, threatened against or involving the Seller Assets or the Business, nor to the Knowledge of Seller or any Seller Officer, is there any basis therefor. Other than as provided in
Article VII, responsibility for any litigation involving the Seller Assets or the Business pending or arising from acts that occurred prior to the Closing and the satisfaction of judgments (including related costs and fees) shall remain with Seller and the Seller Officers.

    4.10 PRODUCT WARRANTY. Each product fabricated by Brenner Steel has been in conformity with all contractual commitments and specifications and all express and implied warranties, and Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

    4.11 PRODUCT LIABILITY. Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, use, possession or incorporation into any structure of any product fabricated or sold by Seller.

    4.12   CONTRACTS AND OTHER AGREEMENTS.

           (a) Except for the contracts and agreements listed on Schedule 4.12(a), the Assumed Contracts or the contracts, leases, and other agreements which will be completed or canceled at or prior to the Closing, Seller is not a party to any (1) contract for the employment of any officer or individual employee, (2) contract with any union, (3) bank loan or other credit agreement,
(4) bonus, deferred compensation, profit sharing, pension or retirement arrangement, (5) lease for real or personal property, (6) partnership or joint venture agreement, or (7) other material contract, agreement or commitment.

           (b) All of the contracts, leases and other agreements which constitute a part of the Assumed Contracts are valid and binding upon Seller in accordance with their terms, and Seller is not in default nor has it received any notice of default under, or with respect to, any such contracts, leases, or other agreements.

           (c) No approval or consent of any Person is needed in order that the contracts, leases, and other agreements which are listed on Schedule 1.28 will continue in full force and effect following the completion of the Transaction. Seller is not in the process of negotiating or entering into any contracts, leases, or other agreements described in this Section 4.12.

    4.13 NOTES AND ACCOUNTS RECEIVABLE. The Seller Receivables are reflected properly in the books and records of Seller, are valid receivables subject to no setoffs or counterclaims, are current, not over 90 days old with respect to Scrap Receivables, and are collectible and will be collected within 90 days after the Closing with respect to Scrap Receivables, subject only to the reserve for bad debts set forth on the face of the Seller Financial Statements. Seller Receivables not timely collected as provided herein shall be subject to reassignment to Seller in accordance with Section 14.2.

    4.14 TANGIBLE PROPERTY. All Tangible Property being used in the Business at the date hereof is in good operating condition and repair, subject only to normal wear and tear. Neither Seller nor any of the Seller Officers has received notice that any of the Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

    4.15 INVENTORY. The piles of Unprepared and Prepared Inventory included in the Seller Assets are located on level ground and are comprised solely, throughout the pile, of the quality and grade of material visible on the outer surface of the pile.

    4.16 FABRICATED STEEL INVENTORY. The Fabricated Steel Inventory consists of new steel stock, serial drops, supplies, manufactured, fabricated and purchased parts, work in process, finished steel and finished fabricated work, all of which is merchantable, fit for the purpose for which it was procured, manufactured or fabricated and meeting the specifications required by the contract for its fabrication, and none of which is slow-moving, obsolete, damaged, unusable or defective, subject only to the reserve for inventory writedown set forth on the face of the Seller Financial Statements.

    4.17   INTELLECTUAL PROPERTY.

           (a) All Intellectual Property is owned outright by Seller, free and clear of any Security Interest and there exist no obligations with respect to any Intellectual Property requiring Seller to make any payment in respect of its use or otherwise. Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property.

           (b) Neither Seller nor any of the Seller Officers is aware of any patent, invention, trade secret, trademark, service mark, trade name or copyright of any other Person that is infringed by Seller, nor do they have notice of any infringement claim of any other Person relating to any of the Intellectual Property or any process or confidential information of Seller, and neither Seller nor the Seller Officers know of any basis for any such charge or claim.

    4.18 REAL PROPERTY. The Owned Facilities include all real property included in the Seller Assets. To the Knowledge of Seller and the Seller Officers, with respect to each parcel of owned real property included within the Owned Facilities:

           (a) Except as otherwise disclosed herein or in the Environmental Studies or documents provided to Baumgartner, the Owned Facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

           (b) There are no leases, subleases, licenses, easements, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Owned Facilities, other than those which do not materially affect RII Sub's right to full enjoyment of the Owned Facilities, and except as reflected in the survey described in Section 8.2.

           (c) There are no outstanding options or rights of first refusal to purchase the Owned Facilities or any portion thereof or interest therein.

           (d) There are no parties other than Seller in possession of the Owned Facilities or any portion thereof.

           (e) The Owned Facilities are supplied with utilities and other services necessary for their operation, including electricity, water, telephone, and sewage disposal, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided ingress and egress via public roads or via permanent, irrevocable, appurtenant easements benefitting the Owned Facilities.

    4.19 LIABILITIES. Except as otherwise set forth in this Agreement or any Schedule hereto, to the Knowledge of Seller and the Seller Officers, the Business has no Liabilities other than (a) Liabilities fully and adequately reflected or reserved against in the Seller Financial Statements and (b) Liabilities incurred since December 31, 1996, in the Ordinary Course of Business.

    4.20 SUPPLIERS AND CUSTOMERS. Schedule 4.20 lists the 20 largest suppliers and 20 largest customers of the Business. All purchase orders and customer contracts were issued by Seller in the Ordinary Course of Business. Other than Ordinary Course adjustments for shortages, weight variations, quality and quantity, there are no agreements or understandings with any customers of the vendors to Seller as to adjustments in pricing or cost which would reduce the profit margin of any existing or contemplated contract or other relationship.

    4.21 EMPLOYEE BENEFIT PLANS. Schedule 4.21 lists all Employee Benefit Plans maintained by Seller or to which it contributes for the benefit of any of its current or former employees.

           (a) To the Knowledge of Seller and the Seller Officers, each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the IRC;

           (b) All contributions (including all employer contributions and employees salary reduction contributions) which are due have been paid to each Employee Benefit Plan;

           (c) No unsatisfied liability has been incurred by Seller or any ERISA affiliate of Seller and there is no material risk that such liability will be incurred;

           (d) To the Knowledge of Seller and the Seller Officers, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending;

           (e) Except as provided on Schedule 4.21(e), Seller does not provide any medical or other similar benefits to employees beyond retirement; and

           (f) Seller has delivered to RII Sub and Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

    4.22 CURTAILMENT OF OPERATIONS. No labor disputes or work stoppages involving the Business are pending or threatened which, either singly or in the aggregate, might have an adverse effect on the Business. To the Knowledge of Seller and the Seller Officers, no material customer of or supplier to the Business is involved in, or affected by, any dispute, arbitration, lawsuit, or administrative proceedings which might materially adversely affect the Business, operations, properties, assets or condition, financial or otherwise, of the Business.

    4.23 EMPLOYEE RELATIONS. Seller is not a party to a collective bargaining agreement and, to its and the Seller Officers' Knowledge, Seller is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment (including issues related to independent contractor status of personnel) and wages and hours, and Seller has not and is not engaged in any unfair labor practice. There have been no organization efforts by any trade unions within the last five years.

    4.24 INSURANCE. Schedule 4.24 lists all insurance policies maintained by Seller relating to the Business or the Owned Facilities, copies of which have been provided to RII Sub, which cover the Seller Assets or the Business, the nature of such policies, the amount and types of coverage, and the name of the insurers and expiration dates. Seller has paid all premiums and other amounts due on such policies and will not cancel any insurance or permit any insurance to lapse or terminate prior to the Closing.

    4.25 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller, except in connection with Employee Benefit Plans.

    4.26 RELATIONSHIPS. Except as described on Schedule 4.26, no officer or director of Seller possesses, directly or indirectly, any financial interest in, or is a director, officer, stockholder or employee of, any corporation, firm, association or business organization which is a manufacturer for, or client, supplier, customer, lessor, lessee, or competitor of the Business. The Business is not indebted to any officer, director, partner, or employee of Seller or to any entity in which any such Person has a financial interest.

    4.27 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of Seller or the Seller Owners is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with the Transaction.

    4.28 EMPLOYEE TRANSITION. Schedule 4.28 lists all employees of Seller who work or are customarily stationed at the Owned Facilities, their current employment compensation (including 1996 bonus, if any), and other amounts if any payable to each employee. On or before the first day subsequent to the Closing Date, Seller will terminate Abraham Brenner and Edith Plaster (the "Terminated Employees") and RII Sub will hire all other employees of the Business upon consummation of the Closing but is not obligated to employ such persons for any specified length of time (except to the extent RII Sub shall agree contractually to do so). Seller will pay all compensation due the Terminated Employees, other than the Deferred Compensation Liability assumed by RII Sub pursuant to Section 2.5, on or before the first day subsequent to the Closing. RII Sub will not be responsible for any salaried or hourly health and life insurance obligations incurred prior to the Closing for any Terminated Employees, nor for payment of claims to insureds, or payment of any premiums for coverage prior to the Closing Date. All liabilities of the Business to Terminated Employees other than the Deferred Compensation Liability assumed by RII Sub pursuant to Section 2.5, will be retained by Seller, including those accruing by reason of termination by Seller. All employees of Seller hired by RII Sub will receive credit for their employment period with Seller for purposes of determining vesting and eligibility under the terms of RII Sub's or the Parent's Employee Benefit Plans, to the extent allowable under applicable law, and will be entitled to take vacation time in accordance with the policies of Seller (including credit for time employed by Seller).

    4.29 ENVIRONMENTAL MATTERS. Except as may be provided in the Environmental Studies to be performed as contemplated by Section 7.1 of this Agreement, or in documents provided to Baumgartner, copies of which have been delivered to RII Sub, or disclosed on Schedules 4.8 or 4.29, to the Knowledge of Seller and the Seller Officers:

                 (1) No Hazardous Material has been disposed of on, released to or from, threatened to be released to or from or is presently at, on, beneath, in or upon any of the Owned Facilities or upon adjacent parcels of real estate in amounts or concentrations which constitute or constituted a violation of, or which could reasonably be expected to give rise to liability under, any Environmental Law.

                 (2) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material at or from the Owned Facilities or relating to the operation of Seller in violation of or in a manner that could give rise to liability under Environmental Laws.

                 (3) The operations of Seller are in compliance and have been in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Owned Facilities which could interfere with continued operation Seller's business or impair its fair saleable value.

                 (4) Neither Seller nor the Seller Officers have received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Owned Facilities from any Person, nor does Seller or any of the Seller Officers have Knowledge or reason to believe that any such notice will be received from or is being threatened by any Person.

                 (5) No judicial proceedings, governmental administrative actions, investigations or internal or non-public agency proceedings are pending or threatened, under any Environmental Law, to which Seller is or will be named as a party, nor are there any consent decrees, or other decrees, consent orders, agreements, administrative orders or other orders, judicial or administrative requirements outstanding under any Environmental Law with respect to Seller.

    4.30 COMPLIANCE WITH ADA. Seller has substantially complied with the Americans with Disabilities Act of 1991, 42 U.S.C. Sections 12111, 12112 and 12209, as amended, and any similar applicable state regulations.

    4.31 GUARANTEES. Seller is not a guarantor or otherwise is liable for any liability or obligation of any other person, except as described in Schedule 4.29.

    4.32 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Seller or the Seller Officers in connection with the Transaction, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

    4.33 BEST EFFORTS. Seller will use its best efforts to obtain all permits, consents and approvals and take such other actions in order to complete the Transaction by the Closing Date. Seller will execute and deliver such instruments and take such other action as may be reasonable or appropriate to carry out the Acquisition and the intentions of this Agreement.

                                      ARTICLE 5

                             REPRESENTATIONS OF RECYCLING

    As an inducement to Seller and the Seller Officers to enter into this Agreement and to complete the Transaction and with the knowledge that Seller and the Seller Officers will rely thereon, RII Sub and the Parent jointly and severally represent and warrant to Seller and the Seller Officers the following (both as of the date hereof and as of the Closing Date):

    5.1 DUE INCORPORATION AND QUALIFICATION OF RII SUB. RII Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and lawful authority to carry on its business as now being conducted. On or before the Closing Date, RII Sub will be duly qualified or otherwise authorized as a foreign corporation to transact business and will be in good standing in the State of North Carolina.

    5.2 DUE INCORPORATION AND QUALIFICATION OF THE PARENT. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and lawful authority to carry on its business as now being conducted.

    5.3 ARTICLES OF INCORPORATION AND BYLAWS. On or before the Closing Date, RII Sub and the Parent will deliver to Seller true and complete copies of their respective Articles of Incorporation (certified by the Secretary of State of Colorado) and Bylaws (certified by its corporate secretary) as then in effect.

    5.4 AUTHORITY OF RII SUB AND THE PARENT. RII Sub and the Parent have full power and authority to execute and deliver this Agreement and the Closing Documents and to carry out the Transaction. The Closing Documents are valid and binding agreements of RII Sub and the Parent, enforceable in accordance with their terms. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is necessary in order to enable RII Sub or the Parent to enter into and perform its obligations under the Closing Documents, and neither the execution and delivery of the Closing Documents nor the completion of the Transaction will, with respect to RII Sub and the Parent, individually:

           (a) Be in violation of its Articles of Incorporation or Bylaws or constitute a breach of any evidence of indebtedness or agreement to which it is a party;

           (b) Cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of its property is subject or under any contract to which it is a party, or permit the termination of any such contract by another Person;

           (c)     Result in the creation or imposition of any Security
Interest upon any of its property or assets under any agreement or commitment to which it is bound;

           (d) Accelerate, or constitute an event entitling, or which would upon notice or lapse of time or both, entitle the holder of any indebtedness to accelerate the maturity of any such indebtedness;

           (e) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality;

           (f) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to it; or

           (g) Violate or cause any revocation of or limitation on any Permit.

    5.5    STOCK CONSIDERATION.   The Stock Consideration when issued, and the
Parent Common Stock issuable upon conversion of the Stock Consideration, will be duly authorized, fully paid and non-assessable, and not subject to any preemptive rights, and free and clear of any Security Interests or other encumbrances, except for transfer restrictions required under federal and state securities laws.

    5.6 1934 ACT REGISTRATION. The common stock of the Parent is registered under Section 12(g) of the 1934 Act, and in accordance therewith, the Parent files periodic reports, proxy statements, and other informational reports required under the 1934 Act. The Parent has made all filings with the Securities and Exchange Commission that it has been required to make under the 1934 Act (collectively, the "Public Reports"). The Public Reports were complete and accurate when filed and no material events have occurred subsequent to the filing of the Public Reports which would require additional filings or other disclosure, other than a press release or similar announcement which has been made when required.

    5.7 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of RII Sub or the Parent is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with the Transaction.

    5.8 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of RII Sub or the Parent in connection with the Transaction, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

    5.9 BEST EFFORTS. RII Sub and the Parent will use their best efforts to timely apply for and obtain all permits, consents and approvals and to complete any due diligence deemed necessary by RII Sub and the Parent in order to complete the Transaction by the Closing Date. RII Sub and the Parent will execute and deliver such instruments and take such other action as may be reasonable or appropriate to carry out the Acquisition and the intentions of this Agreement.

                                      ARTICLE 6

                                REGULATORY COMPLIANCE

    6.1 BULK SALES COMPLIANCE. RII Sub and Parent hereby waive compliance by Seller with the provisions of the bulk sales or bulk transfer law of the State of North Carolina and Seller and the Seller Owners agree to indemnify and hold RII Sub and Parent harmless from any liability incurred as a result of the failure to so comply.

    6.2 HART-SCOTT-RODINO ACT. As soon as practicable, but in no event later than five days after the date hereof, each party shall make any and all filings required to be made under the HSR Act. Each of the parties will assist the other as may be reasonably requested in connection with the preparation of the Notification and Report Forms and related materials that it may be required to file pursuant to the HSR Act and will use its best efforts to obtain an early termination of the applicable waiting period and will make any further filings that may be necessary, proper or advisable in connection therewith. Recycling will pay all costs of preparing and making each initial filing and any additional filings under the HSR Act, other than the costs and expenses of Seller and its personnel and legal fees incurred by Seller in connection with such filings.

    6.3 THE WARN ACT. Seller will comply with the provisions of the WARN Act, 29 U.S.C. Sections 2101, ET SEQ., and any similar state statute, relating to notice to employees, if such provisions apply to the transaction contemplated hereunder.

    6.4    COBRA.  Seller has complied with the provisions of COBRA, Pub. L.
No. 99-272, 99th Cong., 2d Sess. (1987), and any similar state statute, relating to continuation of health benefits to employees terminated prior to the Closing. Recycling shall offer COBRA benefits to all persons who became eligible for COBRA due to a qualifying event that occurred under Seller's medical benefit plans prior to the Closing Date, and who elected to receive COBRA benefits prior to the Closing Date (and are eligible to continue to receive such benefits following the Closing Date) or who were notified in timely manner of their COBRA rights (or were not so notified but the notice period has not expired prior to the Closing Date) and did not so elect but remain eligible to elect to receive such benefits following the Closing Date. Other than as provided in the immediately preceding sentence, any liabilities for any COBRA claims arising out of transactions occurring prior to the Closing Date shall be the sole responsibility of Seller.

    6.5 OTHER. The parties shall prepare and promptly file all reports, documents or notices with appropriate regulatory or other governmental authorities, as may be required of them.

                                      ARTICLE 7

                                ENVIRONMENTAL MATTERS

    With respect to matters governed by Environmental Laws, the Parties hereby agree as follows:

    7.1 ENVIRONMENTAL STUDIES. Baumgartner has commenced preparation of ASTM Phase I and Phase II Environmental Site Assessments and Transaction Screen Process (the "Environmental Studies"). Upon completion, the Environmental Studies shall be delivered to Recycling and attached hereto as Schedule 7.1. Recycling shall pay for the costs of the Environmental Studies, except that Recycling shall be reimbursed by Seller, out of assets other than the Seller Assets, for the cost of the initial visual reconnaissance performed by Baumgartner.

    7.2    ON-SITE LIABILITIES

           (a) The Parties will work together in good faith and will seek to achieve consensus regarding how to respond to any "Environmental Claims" (as defined below), and will mutually agree on the timing of any cleanup. Recycling will have the right to incur response costs up to $5,000 per occurrence, limited to no more than three occurrences per year, without approval by Seller or the Seller Officers. Any other response costs must be approved by Seller or will be resolved by arbitration, with each party paying one-half of the arbitration costs (neither party's share of the arbitration costs will be from the "Environmental Escrow Account," as defined below).

           (b) Seller and the Seller Owners, jointly and severally, will indemnify, defend, and hold harmless RII Sub, Parent, and their respective officers, directors, successors and assigns, from and against any and all claims, demands, suits, judgments, settlements, penalties, liabilities, cleanup costs and expenses, including reasonable fees of counsel and environmental consultants ("Environmental Claims"), arising out of or resulting from on-site events or occurrences at the Owned Facilities on or before the Closing Date or any migration of contamination onto or under the Owned Facilities prior to the Closing Date (collectively, "On-Site Liabilities"). Seller and the Seller Owners will have no liability or indemnification obligations, however, if they do not receive notice of an Environmental Claim within four years after the Closing Date. Notwithstanding the foregoing, Seller and the Seller Owners' liability and indemnity obligation for all On-Site Liabilities shall not exceed [CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT] in the aggregate. At Closing, the Parties will create an escrow account, funded by [CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT] (the "Environmental Escrow Account") (all of which amounts will be contributed to the Environmental Escrow Account by Seller at the Closing). The Environmental Escrow Account will be administered as provided in the Environmental Escrow Agreement in the form attached hereto as Exhibit D. Recycling will look solely to the Environmental Escrow Account to satisfy Seller and the Seller Owners' indemnification obligations for On-Site Liabilities as provided in this Section 7.2.

           (c) RII Sub and Recycling will indemnify, defend, and hold harmless Seller, the Seller Owners and their respective officers, directors, successors and assigns, from and against any and all Environmental Claims arising out of or resulting from: (i) on-site events or occurrences at the Owned Facilities after the Closing Date, and (ii) On-Site Liabilities arising from events or occurrences before the Closing Date if Seller and the Seller Owners' indemnification obligations pursuant to Section 7.2(b), above, have expired.

    7.3    OFF-SITE LIABILITIES

           (a) Subject to the following conditions, RII Sub and Parent will indemnify, defend and hold harmless Seller, the Seller Owners, and their respective officers, directors, successors and assigns, from and against any and all Environmental Claims pertaining to any non-owned disposal sites (i.e. waste disposal sites that neither Seller nor any controlled party of Seller had any ownership interest in or control over)(referred to herein as "NODS"). The aggregate indemnification obligation of RII Sub and Parent shall be limited to [CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT] for all NODS, subject to a maximum liability for any individual NODS of [CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT], up to a maximum of eight NODS which must be identified by Seller to Recycling on or before the Closing. For the foregoing indemnification to be available for a NODS, that NODS must meet the following conditions on the Closing Date, to the Knowledge of Seller and the Seller Officers:

              (1) The NODS are not included on the National Priorities List or subject to any ongoing investigation by the United States Environmental Protection Agency (the "EPA") or equivalent state agencies;

              (2) the NODS are in material compliance with currently applicable EPA regulations; and

              (3) The NODS has any Pollution Legal Liability Insurance if currently required by law.

           (b) RII Sub and Parent will have 45 days after the Closing to investigate each facility identified in subsection (a) above by Seller. If RII Sub and parent conclude that any listed facility fails to meet any of the three conditions listed in subsection (a) (irrespective of whether or not Seller or the Seller Officers had knowledge of such failure), it may notify Seller within the 45-day period of its intention to remove that facility from the list. Within 45 days after receipt of such notice, Seller will take either of the following actions:

              (1) It may identify a replacement facility for each facility removed by RII Sub and Parent. In that event, RII Sub and Parent will have an additional 45 days to investigate each replacement facility in the same manner as if each such facility had been designated at the Closing.

              (2) If more than two facilities have already been removed from the list, and if Seller disagrees with RII Sub's and parent's conclusion that a particular facility does not meet one or more of the three conditions in subsection (a) above, Seller may notify RII Sub and Parent of its disagreement. In that event, the parties will submit the issue to expedited, binding arbitration before a single arbitrator, in accordance with the commercial arbitration rules and procedures of the American Arbitration Association. If the arbitrator concludes that the proposed facility does not meet any of the three conditions listed in subsection (a) above, Seller will have 45 days after receipt of the arbitrator's decision to identify a replacement facility. The parties will follow the same procedure set forth in this subsection (b) for review of the replacement facility.

    By using the procedure outlined in this subsection (b), the parties will reach agreement as to the eight facilities to which RII Sub's and Parent's indemnification and defense obligations under this Section will apply.

           (c) Except as provided in this Section 7.3, with respect to NODS RII Sub and Parent do not assume any liability for off-site Environmental Claims whether known or unknown, arising from Seller's operations on or before the Closing Date.

           (d) Subject to subsection (a) of this Section 7.3, Seller and the Seller Owners, jointly and severally, will indemnify, defend, and hold harmless RII Sub, Parent, and their respective officers, directors, successors and assigns, from and against any and all off-site Environmental Claims arising out of the operations of Seller on or before the Closing Date.

           (e) RII Sub and Parent, jointly and severally, will indemnify, defend, and hold harmless Seller and the Seller Owners from and against any and all off-site Environmental Claims arising out of the operations of RII Sub or Parent after the Closing Date.

                                      ARTICLE 8

                    COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

    The parties hereto covenant and agree that between the date hereof and the Closing Date:

    8.1 TITLE INSURANCE. Prior to the Closing, Seller will obtain a title insurance commitment, including obligations to issue endorsements as may be required by RII Sub, with respect to the Owned Facilities, using a current North Carolina standard form of American Land Title Association Owner's Title Insurance Commitment issued by a title insurer satisfactory to RII Sub in the amount specifically allocated by the parties on Schedule 3.3 to the Owned Facilities, insuring title to the Owned Facilities to be in RII Sub as of the Closing Date, subject only to such exceptions and exclusions as provided in this Agreement or set forth on Schedule 8.1, or are acceptable to RII Sub and insuring against all possible contractors', suppliers' and mechanics' lien claims. Such title commitment is to contain a complete copy of each easement, restriction, limitation, or condition of title which is referred to therein that burdens or benefits said real property. At the Closing, the costs and premium for the owner's policy of title insurance shall be paid by Seller. RII Sub shall pay the cost of any endorsements to the owner's policy of title insurance which may be requested by it and the cost of the mortgagee's policy of title insurance. When delivered, the title commitment shall be attached as Schedule 8.1.

    8.2    SURVEY.   Seller, at its expense, will deliver to RII Sub an updated survey of the Owned Facilities, certified to RII Sub, any mortgagee of RII Sub, and the title insurer issuing title insurance in the Transaction as provided in
Section 8.1, prepared by a licensed surveyor and conforming to Minimum Technical Standards adopted by the North Carolina Society of Professional

Surveyors, or equivalent professional body or licensing agency, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, setback requirements, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

    8.3 MATERIAL ASSUMED CONTRACTS. Seller will use its best efforts obtain the written consent to the assumption by RII Sub of each of the Material Assumed Contracts listed on Schedule 1.28 which require such consent.

    8.4 POWER OF ATTORNEY. The Seller Officers shall obtain a power of attorney from each of the Seller Owners authorizing either of the Seller Officers to execute this Agreement on behalf of each of the Seller Owners.

    8.5 CONDUCT OF BUSINESS. Seller will not engage in any practice, take any action, incur any Liabilities, dispose of any assets or enter into any transaction outside the Ordinary Course of Business and shall conduct the Business in the Ordinary Course and in such a manner so that the representations and warranties contained herein shall continue to be true, correct and complete on and as of the Closing Date.

    8.6 PRESERVATION OF BUSINESS. Seller will keep the Business and the Seller Assets substantially intact, including its present operations, physical facilities and working conditions, and will use its best efforts to maintain relationships with lessors, licensors, suppliers, customers, and employees. Seller will provide to RII Sub a mailing list of all customers and a listing of their accounts within ten business days (or the earliest possible date) prior to the Closing Date to permit RII Sub to send announcements to the customers on or after the Closing Date.

    8.7 NOTICE OF EVENTS. Seller and the Seller Officers shall promptly notify RII Sub and Parent with reasonable specificity of: (1) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement; or (2) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the Ordinary Course of Business which would not render any of the representations, warranties or other agreements of Seller or the Seller Officers misleading.

    8.8 EXAMINATIONS AND INVESTIGATIONS. (a) Prior to the Closing Date, during normal business hours between 8:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, or such other hours as to which the parties mutually agree, Recycling shall be entitled, through its employees and representatives, including counsel, lenders, appraisers and accountants, to make such investigation of the assets, properties, business and operations of the Business, and such examination and copies of the books, records and financial condition of the Business as Recycling deems necessary. No review, examination or investigation by Recycling shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller and the Seller Officers under this Agreement.

           (b) If this Agreement terminates: (1) RII Sub shall keep confidential and shall not use in any manner any information or documents obtained from Seller concerning the Business or the Seller Assets, unless readily ascertainable from public or published information, or trade sources, or subsequently developed by RII Sub independent of any investigation of the Business, or received from a third party not under an obligation to Seller to keep such information confidential, and (2) any documents obtained from Seller shall be promptly returned to it.

    8.9 NO NEGOTIATION BY SELLER OR THE SELLER OFFICERS. Between the date hereof and the earlier of (1) the Closing Date; and (2) the date of termination of this Agreement, neither the Seller Officers nor Seller shall, directly or indirectly:

           (a) Solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person (other than Recycling) relating to any acquisition or purchase of assets (other than Prepared Inventory) of, or any equity interest in, the Seller Assets or any exchange offer, merger, consolidation, purchase of assets, liquidation, dissolution or similar transaction involving the Seller Assets (each, an "Acquisition Proposal");

           (b) Enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Person (other than Recycling and its representatives) any information with respect to the Seller Assets, other than in the Ordinary Course of Business; or

           (c) Otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Person (other than Recycling) to do or seek any of the foregoing.

    Seller and the Seller Officers will notify Recycling immediately if any such Acquisition Proposal is received or if any such discussions, negotiations or other events occur or are sought to be initiated, and such notice will set forth in detail the terms or other particulars thereof.

    8.10 SAFETY AUDITS. If requested by Recycling, Seller shall have safety audits at each of its facility sites performed by a consulting firm mutually acceptable to the parties to ensure compliance with OSHA and any other applicable safety standards. All costs related to these audits shall be borne by Recycling.

    8.11 REMOVAL OF WASTE MATERIALS. Seller shall remove, at its cost, all waste materials from the Owned Facilities and Business (E.G. trash, fluff) prior to the Closing.

    8.12 EMPLOYMENT AGREEMENTS. Parent and RII Sub shall use their reasonable best efforts to enter into Employment Agreements with the Seller Officers and certain employees of Seller, substantially in the form attached as Exhibit E.

                                      ARTICLE 9

                        CONDITIONS PRECEDENT TO THE OBLIGATION
                                OF RECYCLING TO CLOSE

    The obligation of Recycling to enter into and to complete the Transaction is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Recycling only in writing:

    9.1 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of Seller and the Seller Officers contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. Seller and the Seller Officers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Seller and the Seller Officers shall have delivered to Recycling certificates, dated the Closing Date, to such effect.

    9.2 GOVERNMENTAL PERMITS AND APPROVALS. All permits and approvals from any governmental or regulatory body required for the lawful completion of the Transaction, including early termination of the waiting period under the HSR Act, shall have been obtained and all shall have been transferred to the name of RII Sub to the extent such permits are transferrable.

    9.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any Material Assumed Contracts that may be required in connection with the performance by Seller of its obligations under this Agreement or the continuance of such contracts or other agreements without material modification after the Closing Date shall have been obtained.

    9.4 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the Transaction or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have, in the opinion of RII Sub or the Parent a materially adverse effect on the Seller Assets or the Business.

    9.5 REAL PROPERTY. Except as set forth on Schedules 2.1(a) and 8.1, with respect to the Owned Facilities:

           (a) RII Sub shall receive good and marketable title by general warranty deed for the Owned Facilities in proper form for recording in the State of North Carolina;

           (b) The Owned Facilities shall be free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, matters shown by the Survey attached as Schedule 8.2 and other restrictions which do not impair the current use or occupancy, or the marketability of title, of the property subject thereto;

           (c) There shall not be pending or threatened condemnation proceedings, lawsuits, or administrative actions of any type relating to the Owned Facilities, or other matters affecting adversely the current use, or occupancy thereof, including unpaid tap fees, contemplated special assessments or zoning changes;

           (d) The legal description for the Owned Facilities contained in the deed therefor shall describe the real property forming a part of the Owned Facilities fully and adequately. The building and improvements located within the boundary lines of the described parcel of land (1) shall not be in violation of applicable setback requirements, zoning laws, and ordinances, (2) shall not encroach on any easement which may burden the land, and described parcel of land not serve any adjoining property for any purpose inconsistent with the use of the land, and (3) shall not be located within any flood plain or be included in any wetlands or be subject to any similar type restriction for which any permits or licenses necessary to the use thereof shall have not been obtained; and

           (e) The Owned Facilities shall abut and have direct vehicular access to a public road, direct access to an operational railroad spur, or have vehicular access to a public road via a permanent, irrevocable, appurtenant easement benefitting the Owned Facilities.

    9.6 NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change in the Business or the Seller Assets taken as a whole, financial or otherwise, or, to either Seller's or the Seller Officers' Knowledge, Seller's customers, regardless of reason, including those changes that are as a result of any legislative or regulatory change, revocation of any Permits, licenses or rights to do business, failure to obtain any Permit at the normal time or in the manner applied for by Seller, fire, explosion, accident, casualty, labor trouble, flood, riot, storm, condemnation or act of God or otherwise, and Seller shall have delivered to Recycling a certificate, dated the Closing Date, to such effect.

    9.7 TRANSFER DOCUMENTS. RII Sub shall have received assignments and such other instruments of sale, transfer, conveyance and assignment transferring all of the Seller Assets from Seller to RII Sub, each in proper legal form to transfer the Seller assets under applicable law.

    9.8 ACQUISITION OF UNITED METAL RECYCLERS. Parent or an entity controlled by Parent shall have acquired or be simultaneously acquiring the assets and business of United Metal Recyclers, a North Carolina general partnership.

    9.9 ENVIRONMENTAL ESCROW AGREEMENT. RII Sub shall have received from Seller the Environmental Escrow Agreement in the form attached hereto as Exhibit D.

    9.10 ASSIGNMENT OF CONTRACTS. Seller shall have delivered to RII Sub written consents to the assignment or assumption of each of the Material Assumed Contracts as provided by Section 8.3.

    9.11 POWER OF ATTORNEY. The Seller Officers shall have delivered to RII Sub the power of attorney executed by each of the Seller Owners as provided by
Section 8.4.

    9.12 SATISFACTION WITH DUE DILIGENCE, FINANCIAL PERFORMANCE AND APPROVAL. Recycling shall be satisfied, in its sole discretion, with (a) the results of its legal, accounting and financial due diligence investigation of Seller and its operations, including, without limitation, the results of the Environmental Studies and any Safety Audits, and (b) Seller's financial performance up to the Closing Date. Further, the terms and conditions of this Agreement shall have been approved by Recycling's senior management, its Board of Directors, and the Lender, each in their sole discretion.

    9.13 SUBSCRIPTION AGREEMENT. The Parent shall have received from Seller the Subscription Agreement for the Stock Consideration in the form attached hereto as Exhibit C.

    9.14 NON-COMPETITION AGREEMENT. Recycling shall have received from Seller, Michael Brenner and Abraham Brenner, executed Non-Competition Agreements in the form attached hereto as Exhibit F.

    9.15 LEGAL OPINION. Recycling shall receive an opinion from counsel to the Seller and the Seller Officers in the Form attached hereto as Exhibit G.

    9.16 BOOKS AND RECORDS. RII Sub shall have received the books, books of account, papers, records, correspondence and instruments of, or relating to, the Seller Assets and/or Business including, but not limited to, the information set forth in Section 4.4(a) above.

    9.17 RESOLUTIONS. There shall have been delivered to RII Sub and the Parent a copy of the resolutions duly adopted by the board of directors and Owners of Seller, authorizing and approving the execution and delivery by Seller of this Agreement, and the completion by Seller of the Transaction, certified by the secretary of Seller, dated as of the Closing Date.

    9.18 CERTIFICATES, ETC. OF SELLER OFFICERS AND SELLER. The Seller Officers and Seller shall have delivered all certified resolutions, certificates, documents or instruments with respect to Seller's authority and such other matters as RII Sub's and the Parent's counsel may have reasonably requested prior to the Closing Date.

    9.19 PAYMENT OF SALES OR USE TAXES BY SELLER. Seller shall have paid all sales, use or personal property taxes or other similar taxes payable as a result of the completion of the Transaction.

    9.20 PAYMENT OF ACCOUNTS PAYABLE. Within 60 days of the Closing Date, Seller shall have paid in full all of its outstanding accounts payable as of the Closing Date, other than amounts which are the subject of a bona fide dispute (the "Seller Payables").

    9.21 APPROVAL OF COUNSEL TO RECYCLING. All actions and proceedings hereunder and all documents or other papers required to be delivered by Seller hereunder or in connection with the completion of the Transaction, and all other related matters shall have been approved by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, counsel to Recycling, as to their form, which approval shall not be unreasonably withheld or delayed.

                                      ARTICLE 10

               CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER AND THE
                               SELLER OFFICERS TO CLOSE

    The obligations of Seller and the Seller Officers to enter into and to complete the Transaction is subject to the fulfillment on or prior to the Closing Date (except for a sooner date, if so provided) of the following conditions, any one or more of which may be waived by Seller and the Seller Officers only in writing:

    10.1 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of Recycling contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Recycling shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Recycling shall have delivered to Seller certificates, dated the Closing Date, to such effect.

    10.2 ACQUISITION OF UNITED METAL RECYCLERS. Parent or an entity controlled by Parent shall have acquired or be simultaneously acquiring the assets and business of United Metal Recyclers, a North Carolina general partnership.

    10.3 GOVERNMENTAL PERMITS AND APPROVALS. All permits and approvals from any governmental or regulatory body required for the lawful completion of the Transaction, including early termination of the waiting period under the HSR Act, shall have been obtained.

    10.4 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any Material Assumed Contracts that may be required in connection with the performance by Seller of its obligations under this Agreement or the continuance of such contracts or other agreements without material modification after the Closing Date shall have been obtained.

    10.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the Transaction, or to seek damages or a discovery order in connection with such Transactions, or that has or could reasonably be expected to have, in the opinion of Seller, a materially adverse effect on the assets, properties, businesses, operations or financial condition of RII Sub or the Parent.

    10.6 NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change in the business or operations of RII Sub or Parent taken as a whole, financial or otherwise, regardless of reason, including those changes that are as a result of any legislative or regulatory change, and RII Sub and Parent shall have delivered to Seller a certificate, dated the Closing Date, to such effect.

    10.7 RESOLUTIONS. There shall have been delivered to Seller a copy of the resolutions duly adopted by the respective boards of directors of RII Sub and Parent, authorizing and approving the execution and delivery by RII Sub and Parent of this Agreement, and the completion by RII Sub and Parent of the Transaction, certified by the secretary of RII Sub and Parent, dated as of the Closing Date.

    10.8 DESIGNATIONS OF STOCK CONSIDERATION. There shall have been delivered to Seller and the Seller Officers a certified copy of the Certificates of Designations, Rights and Preferences of the Parent Series F Preferred and the parent Series G Preferred.

    10.9 LEGAL OPINION. Seller shall receive an opinion from counsel to Parent and RII Sub in the Form attached hereto as Exhibit H.

    10.10 THE PURCHASE PRICE. RII Sub and the Parent shall have paid to Seller the full Purchase Price for the Seller Assets and executed and delivered all documents related thereto.

    10.11 ENVIRONMENTAL ESCROW AGREEMENT. Seller and the Seller Officers shall have received from RII Sub the Environmental Escrow Agreement in the form attached hereto as Exhibit D.

    10.12 APPROVAL OF COUNSEL TO SELLER AND THE SELLER OWNERS. All actions and proceedings hereunder and all documents or other papers required to be delivered by RII Sub and the Parent hereunder or in connection with the completion of the Transaction, and all other related matters shall have been approved by Womble Carlyle Sandridge & Rice, PLLC, counsel to Seller and the Seller Owners as to their form, which approval shall not be unreasonably withheld or delayed.

                                      ARTICLE 11

                          ACTIONS TO BE TAKEN AT THE CLOSING

    The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

    11.1 TRANSFER DOCUMENTS. Seller shall deliver duly executed transfer documents and/or instruments of assignment.

    11.2   THE PURCHASE PRICE.

           (a)     RII Sub shall deliver to Seller the Cash Consideration; and

           (b)     Parent shall deliver to Seller the Stock Consideration.

    11.3 SUBSCRIPTION AGREEMENT. Seller shall deliver to the Parent the Subscription Agreement.

    11.4 NON-COMPETITION AGREEMENTS. Seller, Michael Brenner and Abraham Brenner shall deliver to RII Sub and the Parent their duly executed Non-Competition Agreements.

    11.5 ENVIRONMENTAL ESCROW AGREEMENT. Seller and the Seller Officers shall deliver to RII Sub and RII Sub shall deliver to Seller and the Seller Officers the Environmental Escrow Agreement, duly executed by the parties thereto.

    11.6 GENERAL WARRANTY DEED. Seller shall deliver a general warranty deed for the Owned Facilities in proper form for recording in the State of North Carolina.

    11.7 CONTRACT ASSUMPTIONS. Seller shall deliver the written consents to the assumption by RII Sub of the Material Assumed Contracts.

    11.8 CLOSING CERTIFICATE OF SELLER. Seller shall deliver to RII Sub a closing certificate dated the Closing Date, in a form satisfactory to RII Sub. Such certificate shall be signed on behalf of Seller by an executive officer of Seller.

    11.9 CLOSING CERTIFICATE OF THE SELLER OFFICERS. The Seller Officers shall deliver to RII Sub a closing certificate dated the Closing Date, in a form satisfactory to RII Sub.

    11.10 CLOSING CERTIFICATE OF PARENT AND RII SUB. Parent and RII Sub shall deliver to Seller a closing certificate dated the Closing Date, in a form satisfactory to Seller. Said certificate shall be signed on behalf of RII Sub by an executive officer of RII Sub.

    11.11 CERTIFICATE REGARDING RESOLUTIONS OF SELLER. Seller shall deliver to Recycling copies of resolutions certified as required by Section 9.17.

    11.12 CERTIFICATE REGARDING RESOLUTIONS OF RII SUB AND PARENT. RII Sub and Parent shall deliver to Seller copies of resolutions certified as required by Section 10.7.

    11.13 LEGAL OPINIONS. Counsel to the Parent and to Seller and the Seller Owners shall deliver their respective legal opinions as required by Sections
9.15 and 10.9.

    11.14 REAL PROPERTY CLOSING. As part of the Closing it is acknowledged that a settlement statement shall be separately prepared relating to the Owned Facilities, which settlement statement shall be prepared by the attorney for Seller at least one business day prior to the Closing. Normal closing adjustments shall be charged to the parties as follows:

           (a) ADJUSTMENTS CHARGED TO SELLER. Seller shall be charged with the following expenses, which shall be reflected on the closing statement and shall be withheld from the Cash Consideration and be disbursed to the Person to which each such expense is payable:

              (1) Any amount necessary to satisfy and discharge of record any lien or encumbrance that is not an Assumed Liability, including the cost of recording or filing any necessary release or termination document;

              (2) Any and all real property taxes due and payable, it being agreed that all real property taxes and personal property taxes shall be prorated as of the expiration of the day immediately preceding Closing;

              (3) Any and all utility charges through the expiration of the day immediately preceding Closing Date;

              (4)  The cost of the Survey;

              (5) The cost of the title insurance policy for the Owned Facilities; and

              (6) Fees for documentary stamps due upon the recordation of the deeds from Seller to RII Sub and the closing costs associated for the Owned Facilities which shall be paid by the RII Sub and Seller in accordance with local custom for commercial real estate transactions.

    11.15 TITLES TO VEHICLES, MACHINERY AND EQUIPMENT. Seller shall deliver to RII Sub duly executed titles to all vehicles, machinery and equipment included in the Seller Assets free and clear of any Security Interests.

                                      ARTICLE 12

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing and continue until Recycling's independent public accountants shall have completed their first audit of the RII Sub subsequent to the Closing (but in no event later than the 90th day after the close of the first fiscal year of Parent following the Closing), except as follows:

           (a) the representations and warranties contained in Section 4.6, which shall survive for a period of time which is equal to the statute of limitations period applicable to the respective Tax liability being asserted; and

           (b) the representations and warranties with respect to on-site liabilities contained in Section 4.29 and Section 7.2, which shall survive for a period of four years after the Closing Date.

    12.2   INDEMNITY AGREEMENTS OF SELLER AND THE SELLER OWNERS.

           (a) Seller and the Seller Owners, jointly and severally, shall indemnify, defend, reimburse and hold harmless RII Sub and the Parent from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

              (1) any inaccuracy in, or breach of, any representation or warranty or nonfulfillment of any covenant on the part of Seller or the Seller Officers contained in this Agreement;

              (2) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Seller or the Seller Officers contained in any other agreement, certificate or other instrument furnished or to be furnished to RII Sub or the Parent by Seller or the Seller Officers pursuant to Article 11 of this Agreement;

              (3) all federal, state, county, local, foreign and other taxes, including income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income required to be paid by Seller or the Seller Owners relating to the Business through the Closing Date which are not paid by either Seller or the Seller Owners and which RII Sub or the Parent pays;

              (4) any and all negligence claims arising out of occurrences and events prior to the Closing Date, except for environmental matters as provided in Sections 7.2 and 7.3;

              (5) any and all product liability and warranty claims for products manufactured, fabricated (in whole or in part) or sold prior to the Closing Date;

              (6) for Environmental Claims limited to the extent provided in Sections 7.2 and 7.3;

              (7) the failure of Seller to comply with the bulk sales or bulk transfer law of the State of North Carolina;

              (8)  any liability of Seller not assumed by RII Sub;

              (9) any infringement claim related to any patent, invention, trade secret, trademark, service mark, trade name or copyright where the infringement alleged is related to products designed prior to the Closing Date unless subsequently modified by RII Sub in a manner which renders the product to be infringing, to the extent that RII Sub and Parent are not otherwise entitled to indemnification from another party;

              (10) any liabilities to employees of the Business terminated in accordance herewith and any future related actions; and

              (11) reasonable fees and disbursements of counsel incident to any of the foregoing.

           (b) Notwithstanding the foregoing, Seller and the Seller Owners shall not be required to indemnify RII Sub and Parent until the amount of indemnification for any individual matter equals or exceeds $15,000 and the aggregate amount of indemnification for all matters equals or exceeds $100,000, at which time Seller and the Seller Owners shall indemnify and reimburse RII Sub and the Parent for all such amounts incurred for each matter in excess of $15,000, up to an aggregate liability for all such claims of $3,500,000, PROVIDED, HOWEVER, that the foregoing limitations shall not apply to any Environmental Claims pursuant to Sections 7.2 and 7.3, claims arising out of the Pension Plan as provided in Section 14.3, any obligation of Seller and Seller Owners under Section 14.21, the reassignment of any Seller Receivables as provided in Section 14.2, or the failure of Seller to comply with the bulk sales or bulk transfer law of the State of North Carolina.

    12.3 INDEMNITY AGREEMENT OF RII SUB AND THE PARENT. RII Sub and the Parent shall jointly and severally indemnify, defend, reimburse and hold harmless Seller and the Seller Owners from and against:

           (a) any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses pertaining to the Seller Assets and Business which arise from any event occurring on or after the Closing resulting from:

              (1) any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of RII Sub or the Parent contained in this Agreement;

              (2) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of RII Sub or the Parent contained in any other agreement, certificate or other instrument furnished or to be furnished to Seller by RII Sub or the Parent pursuant to Article 11 of this Agreement;

              (3) any liability of Seller arising out of the Assumed Contracts, unless such liability is due to the actions of Seller, or other action, events and occurrences prior to the Closing Date;

              (4) for Environmental Claims limited to the extent provided in Sections 7.2 and 7.3;

              (5) any liability for tort claims which are the result of actions, events, occurrences or the operation of the business by RII Sub on or after the Closing Date; and

              (6) reasonable fees and disbursement of counsel incident to any of the foregoing.

           (b) Notwithstanding the foregoing, RII Sub and Parent shall not be required to indemnify Seller and the Seller Owners until the amount of indemnification for any individual matter equals or exceeds $15,000 and the aggregate amount of indemnification for all matters equals or exceeds $100,000, at which time RII Sub and Parent shall indemnify and reimburse Seller and the Seller Owners for all such amounts incurred for each matter in excess of $15,000, up to an aggregate liability for all such claims of $3,500,000, PROVIDED, HOWEVER, that the foregoing limitations shall not apply to any Environmental Claims pursuant to Sections 7.2 and 7.3, to any claims for breach of the Assumed Contracts, any failure by RII Sub to pay the deferred compensation amount assumed pursuant to Section 2.5, or the failure of RII Sub or Parent to deliver the Purchase Price as and when required herein.

    12.4   INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS.

           (a)     NOTICE OF CLAIM AND DEFENSE.

              (1) The party seeking indemnification under this Article 12 shall give the party from whom indemnification is sought prompt written notice of the assertion of any third party claim of which said party has knowledge which is covered by the indemnity agreements set forth in Section
    12.2 or Section 12.3, and the party obligated to indemnify will undertake the defense thereof by representatives chosen by the party seeking indemnification but acceptable to the party obligated to indemnify.

              (2) If the party obligated to indemnify, within a reasonable period of time after notice of any such claim fails to defend, the party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the party obligated to indemnify, subject to the right of the party seeking indemnification to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

              (3) If the claim for which indemnification is being sought is the result of a breach of this Agreement by the party obligated to indemnify, such party shall have a period of 45 days to cure such breach. If the obligated party does not cure the breach within 45 days, the party seeking indemnification may proceed with all remedies available under this agreement.

           (b) PAYMENT OF SUMS DUE. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been completed, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified by the party obligated to indemnify, the party seeking indemnification shall forward to the party obligated to indemnify notice of any sums due and owing (and the times when due) by the party seeking indemnification with respect to such claim and the party obligated to indemnify shall pay such sums to the party seeking indemnification in cash, within 30 days after the date of such notice or, if any such sums are due after such 30 day period, ten days prior to the date each such sums are due.

    12.5 LIMIT ON OBLIGATIONS. In no event shall either party have any indemnification obligation under this Section 12 unless the party from whom indemnification is sought receives a notice of a claim for indemnification within the survival period described in Section 12.1.

    12.6 GOOD FAITH EFFORTS TO SETTLE DISPUTES. Each of the parties agrees that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such parties shall disclose to the others all relevant information relating to such dispute.

    12.7   FEES AND EXPENSES.  Notwithstanding any other provision in this
Article 12, in the event of any dispute or controversy between any of the parties to this Agreement, each party shall pay its own legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder.

    12.8 LITIGATION SUPPORT. If, and for so long as, any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (1) any transaction contemplated hereunder, or (2) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, unless the contesting or defending party is entitled to indemnification therefor under this Article 12, exclusive of per diem or hourly rates of any personnel of the other party.

                                      ARTICLE 13

                               TERMINATION OF AGREEMENT

    13.1 TERMINATION. This Agreement may be terminated prior to or on the Closing Date as follows:

           (a) At the election of RII Sub or the Parent at any time prior to Closing if:

              (1) if any one or more of the material conditions precedent to the obligation of Recycling to close has not been fulfilled as of the Closing Date, or if Seller or the Seller Officers has breached any material representation or warranty, or failed to perform any covenant or agreement contained in this Agreement PROVIDED, HOWEVER, Seller and the Seller Officers shall have, at the election of Seller and the Seller Officers, at least 15 days' notice to cure any such breach and the Closing Date shall be extended by each day of such cure period;

              (2) within 15 days after the receipt of the Environmental Studies as provided in Section 7.1;

              (3) RII Sub and Parent are unable to satisfy themselves that any Adverse Item will not have a material adverse effect on the operations of the Business; or

              (4) Prior to the Closing, RII Sub and the Parent are unable to complete due diligence in a manner satisfactory to a company obligated to file reports under the 1934 Act or if they discover discrepancies in the books and records of Seller or any other matters unacceptable to them, in their sole discretion.

           (b) At the election of Seller or the Seller Officers at any time prior to Closing if:

              (1) any one or more of the material conditions precedent to the obligation of Seller to close has not been fulfilled as of the Closing Date;

              (2) Seller is unable to obtain any required consent to the assignment of any of the Material Assumed Contracts and such failure would constitute a breach of the Material Assumed Contract;

              (3) RII Sub or the Parent has breached any material representation or warranty, or failed to perform any covenant or agreement contained in this Agreement;

    provided, however, RII Sub and the Parent shall have at least 15 days' notice to cure any such breach, except that in no event shall Closing Date be extended by virtue thereof; or

           (c) At the election of any party to this Agreement, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other Person directed against the completion of the Transaction and any of the parties, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

           (d) At any time on or prior to the Closing Date, by mutual written consent of the parties.

           (e) At any time after January 1, 1998 unless extended pursuant to Section 3.4, at the election of any party so long as such party is not in default under the terms of this Agreement.

    13.2 SURVIVAL. If this Agreement is terminated pursuant to Section 13.1, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 8.8(b) and 14.4, and none of the parties hereto shall have any liability in respect of such termination, except that any party shall be liable to the extent that failure to satisfy the conditions contained herein results from the intentional or willful violation of the representations, warranties, covenants or agreement of such party under this Agreement.

                                      ARTICLE 14

                            CERTAIN ADDITIONAL AGREEMENTS

    14.1 PUBLIC STATEMENTS; CONFIDENTIALITY OF INFORMATION. (a) No party will make any public disclosure (including, without limitation, disclosure to Seller's employees or customers) of this Agreement, the Acquisition, the Purchase Price or the other terms and conditions of the Transaction without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, provided that the foregoing shall not preclude any party from making any disclosure which, in the opinion of its or his counsel, is required to be made under applicable federal and state securities laws. In no event shall any disclosure be made without giving the other party an opportunity to comment on the proposed disclosure.

           (b) Subject to the Parent's obligation as a public company to issue appropriate public announcements of material events, and subject to this
Section 14.1 hereof, each party will maintain the confidentiality of all non-public information obtained from any other party.

           (c) Notwithstanding anything in this Agreement to the contrary, the Environmental Studies described in this Agreement under Section 7.1 above, shall remain confidential and Recycling shall not make any disclosures of these studies or estimates to any Person (other than its legal counsel, independent accountants and lenders) without the prior written approval of Seller.

    14.2 REASSIGNMENT OF SELLER RECEIVABLES. For 180 days following the Closing Date, RII Sub shall have the right to reassign to Seller any or all of the Scrap Receivables which have not been collected within 90 days of the Closing, as provided in Section 4.13. Prior to the reassignment of any Seller Receivable, RII Sub agrees to use commercially reasonable efforts to collect any past due amount, but shall not be required to engage a collection agent or commence arbitration or litigation to collect. Within 15 days after any reassignment of any Seller Receivables, to the extent not paid Seller and/or the Seller Officers shall reimburse RII Sub dollar-for-dollar for the Seller Receivables so reassigned with such payment being made in immediately available funds.

    14.3 TERMINATION OF PENSION PLAN. Seller shall discharge its obligations under the Pension Plan, whether arising before, on or after the Closing Date, and terminate the Pension Plan within 120 days after Closing. Seller and the Seller Officers represent and warrant to RII Sub and Parent that the accrual of
benefits under such plan has been frozen.   Seller and the Seller Owners shall
indemnify and hold harmless RII Sub and Parent against any and all claims and liabilities of any nature arising out of the Pension Plan. At all times after the Closing, Buyer and Parent shall


           (a) cooperate with Seller regarding the handling of such obligations of Seller and to make all books, records and documents relating to such claims in their possession available to Seller, or its representatives, upon request, for inspection and copying, and

           (b) with reasonable promptness, provide Seller with copies of any correspondence or documents that RII Sub or Parent receives regarding the Pension Plan.

    14.4 CONTINUATION OF MEDICAL BENEFITS. RII Sub agrees to continue the medical benefits for the retired employees of Seller listed on Schedule 4.21(e), on the same terms as such benefits have been provided by Seller, until each such employee reaches age 65 and for the disabled employee listed on Schedule 4.21(e) until the earlier of (i) one year after the Closing Date or (ii) the date the disabled employee becomes eligible for Social Security retirement benefits.

    14.5 EXPENSES. Each party shall pay its own costs and expenses, including the fees and disbursements of its respective counsel, in connection with the negotiation, preparation and execution of this Agreement and completion of the Transaction whether or not the Transaction is completed.

    14.6 WAIVERS AND CONSENTS. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

    14.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when: (1) personally delivered; or (2) three business days after mailing, postage prepaid, by certified mail; or (3) when delivered (and receipted for) by an overnight delivery service; or (4) when delivered by facsimile transmission for which automatic confirmation has been received, addressed in each case as follows:

    IF TO RII SUB OR THE PARENT:

    Thomas J. Wiens, Chairman and CEO
    Recycling Industries, Inc.
    Recycling Industries of Winston-Salem, Inc.
    384 Inverness Drive South, Suite  211
    Englewood, Colorado   80112
    telephone:  (303) 790-7372
    facsimile:  (303) 790-4252

    WITH A COPY TO:

    John W. Kellogg, Esq.
    Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
    1400 Glenarm Place, Suite 300
    Denver, Colorado 80202
    telephone:  (303) 571-1400
    facsimile:  (303) 595-3159

    IF TO SELLER OR THE SELLER OFFICERS:

    Michael Brenner, President
    Brenner Companies, Inc.
    Brenner Iron & Metal Co.
    Brenner Steel
    3415 Glenn Avenue
    Winston-Salem, North Carolina  27105
    telephone: (910) 725-8333
    facsimile: (910) 721-4734

    WITH A COPY TO:

    William A. Davis II
    Womble Carlyle Sandridge & Rice, PLLC
    200 West Second Street, 17th Floor
    Winston-Salem, North Carolina 27101
    telephone:  (910) 721-3624
    facsimile:  (910) 733-8364

Any party may change its address by giving notice to every other party.

    14.8 FURTHER ASSURANCES. From and after the date of this Agreement, each of the parties hereto will cooperate with each other and will use its or his best efforts to obtain all necessary waivers and consents from third parties. Seller and the Seller Officers, at any time and from time to time on and after the Closing, upon request by RII Sub or the Parent and without further consideration, shall take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such transfers, conveyances and assurances as may be reasonably requested by RII Sub or the Parent for the better conveying, transferring, assigning, delivering, assuring and confirming the Seller Assets to RII Sub.

    14.9   RETENTION OF/ACCESS TO BUSINESS RECORDS.   For at least three years
following the Closing Date, RII Sub shall retain all business records related to the Seller Assets or the Business. Following such three-year retention period, and until six years following the Closing Date, records shall be destroyed in accordance with the policies mutually agreed upon by Seller or the Seller Officers and RII Sub. Following such six-year period, such records shall be destroyed in accordance with the policies of RII Sub. During the six-year period following the Closing Date, upon reasonable request by Seller or the Seller Officers from time to time, and without further consideration, RII Sub shall provide Seller or the Seller Officers access to or copies of said business records which have not been previously destroyed.

    14.10 AUDIT BY RII SUB AND PARENT. For a period of five years after the Closing, Seller and the Seller Officers shall give Parent and RII Sub's independent certified public accountants full access to the financial books and records and shall fully cooperate with such accountants in conducting and completing any audits necessary to enable the Parent to meet the disclosure and financial reporting requirements of the 1934 Act and the rules and regulations promulgated thereunder.

    14.11 ENTIRE AGREEMENT. This Agreement, including all Schedules and Exhibits hereto, and the other Closing Documents constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto or as otherwise provided in this Agreement.

    14.12 CONSTRUCTION. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

    14.13 RIGHTS OF THIRD PARTIES. All conditions of the obligations of the parties hereto, and all undertakings herein, except as otherwise provided by a written consent, are solely and exclusively for the benefit of the parties hereto and their successors and assigns, and no other Person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms or be entitled to assume that any party hereto will refuse to complete the Transaction contemplated hereby in the absence of strict compliance with any or all thereof, and no other Person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

    14.14 HEADINGS. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    14.15 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of North Carolina, without regard to principles of conflicts or choice of law.

    14.16 SUBMISSION TO JURISDICTION; WAIVERS. The parties each hereby irrevocably and unconditionally: (1) agree that any action or proceeding related to this Agreement shall be brought in, and hereby submits itself and its property to the jurisdiction of, the courts of the State of North Carolina located in Winston-Salem, North Carolina, the courts of the United States of America for the District of North Carolina, and the appellate courts from any thereof; (2) consent to the venue of any such action or proceeding in any of said courts and waives any objection that it may have, now or hereafter, that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (3) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party against whom the action or proceeding is brought at its address set forth in Section 14.7.

    14.17 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, by assignment to the Lender, or with the consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    14.18 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.
Such facsimile copies shall constitute enforceable original documents.

    14.19 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

    14.20 CORPORATE AUTHORITY. The undersigned have executed this Agreement with all requisite corporate authority.

    14.21 ADOPTION OF SELLER'S 401(k) PLAN. RII Sub agrees to adopt and continue to maintain Seller's 401(k) Plan until the earlier of (i) the adoption of a new plan by RII Sub or Parent, or (ii) December 31, 1998. Seller and Seller Owners agree to indemnify Parent and RII Sub for any costs, taxes, liabilities or penalties Parent and RII Sub incur as a result of RII Sub adopting Seller's 401(k) retirement plan, to the extent that such costs, taxes, liabilities or penalties are attributable to the operation or documentation of Seller's 401(k) retirement plan prior to the Closing Date. Seller or the Seller Owners will reimburse RII Sub for the amount of any "top-heavy minimum contribution" RII Sub may be required to make to Seller's 401(k) retirement plan for the 1997 plan year, including any resulting penalties.

    IN WITNESS WHEREOF, the parties hereto have caused their names to be hereunto subscribed, all as of the day and year first above written.

                        "RII SUB"

                        RECYCLING INDUSTRIES OF WINSTON-SALEM, INC.


Dated December 4, 1997  By: /s/ Thomas J.  Wiens
                           ---------------------------------------------------
                            Thomas J. Wiens, Chairman and Chief Executive
                            Officer

                        "PARENT"

                        RECYCLING INDUSTRIES, INC.


Dated  December 4, 1997 By: /s/ Thomas J.  Wiens
                           ---------------------------------------------------
                            Thomas J. Wiens, Chairman and Chief Executive
                            Officer

                        "SELLER"

                        BRENNER COMPANIES, INC.


Dated  December 4, 1997 By: /s/ Michael Brenner
                           ---------------------------------------------------
                            PRESIDENT
                           ---------------------------------------------------

                        "FB"


Dated  December 4, 1997     /s/ Frank Brenner
                           ---------------------------------------------------
                            Frank Brenner

                        "MB"


Dated  December 4, 1997     /s/ Michael Brenner
                           ---------------------------------------------------
                            Michael Brenner

                        "Seller Owners," with respect to their indemnification obligations under Sections 7.2, 7.3, 12.2 and 14.3


Dated  December 4, 1997 By: /s/ Michael Brenner as Attorney-in-Fact
                           ---------------------------------------------------
                            Michael Brenner, as Attorney-in-Fact

                                   LIST OF EXHIBITS

Exhibit A                         Certificate of Designations, Rights and
                                  Preferences of the Series F 6 1/2% Redeemable
                                  Convertible Preferred Stock of Recycling
                                  Industries, Inc.

Exhibit B                         Certificate of Designations, Rights and
                                  Preferences of the Series G 6 1/2% Redeemable
                                  Convertible Preferred Stock of Recycling
                                  Industries, Inc.

Exhibit C                         Form of Subscription Agreement

Exhibit D                         Environmental Escrow Agreement

Exhibit F                         Non-Competition Agreement

Exhibit G                         Form of Legal Opinion from Counsel for
                                  Seller, the Seller Officers and the Seller
                                  Owners

Exhibit H                         Form of Legal Opinion from Counsel for RII
                                  Sub and Parent

                                  LIST OF SCHEDULES


Schedule 1.28                          Material Assumed Contracts
Schedule 2.1(a)                        Owned Facilities - Legal Description
Schedule 2.1(d)                        Equipment
Schedule 2.1(e)                        Intellectual Property
Schedule 2.1(i)                        Computer Software
Schedule 2.2                           Excluded Assets
Schedule 2.5                           Deferred Compensation
Schedule 3.2                           Inventory Valuation
Schedule 3.3                           Allocation of Purchase Price
Schedule 4.1(b)                        Jurisdictions of Seller
Schedule 4.5                           Seller Owners
Schedule 4.6(c)                        Tax Matters
Schedule 4.7                           Legal Compliance
Schedule 4.8                           Permits
Schedule 4.9                           Litigation
Schedule 4.12(a)                       Other Contracts and Agreements
Schedule 4.20                          Suppliers and Customers
Schedule 4.21                          Employee Benefit Plans
Schedule 4.21(e)                       Post-Retirement Benefits
Schedule 4.24                          Insurance Policies
Schedule 4.26                          Relationships
Schedule 4.28                          Employee Information
Schedule 4.29                          Environmental Matters
Schedule 7.1                           Environmental Studies
Schedule 8.1                           Title Commitment